                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                 August 12, 1999

                                  FISERV, INC.
             (Exact name of registrant as specified in its charter)

                                   Wisconsin
                 (State or other jurisdiction of incorporation)

                0-14948                                   39-1506125
        (Commission File Number)               (IRS Employer Identification No.)

            255 Fiserv Drive                                 53045
         Brookfield, Wisconsin                             (Zip code)
(Address of principal executive offices)


               Registrant's telephone number, including area code
                                 (414) 879-5000

ITEM 5 - OTHER EVENTS

Stock Buyback Plan

On August 10, 1999, Fiserv, Inc. announced that its Board of Directors has authorized the repurchase of up to 3,250,000 shares of the Company's common stock, or approximately 2.6% of the 123.6 million shares outstanding. Shares purchased under the authorization will be made through open market transactions or otherwise that may occur from time to time as market conditions warrant. Shares acquired will be held for issuance in connection with acquisitions and / or in conjunction with employee option plans.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FISERV, INC.


                                By: \s\ Kenneth R. Jensen
                                -------------------------
                                KENNETH R. JENSEN
                                Senior Executive Vice President, Chief Financial
Date:  August 12, 1999          Officer, Treasurer and Assistant Secretary